Exhibit 10.21


                              PUBLICITY AGREEMENT


             Prepared for INyX Inc. by Capital Financial Media, Inc.

AGREEMENT made this 15th day of August 2003, by and between Capital Financial Media, Inc. ("Publisher") and INyX, Inc. (the "Company").

WITNESSETH:

WHEREAS, the Company is or will be publicly held with its common stock trading on one or more stock Exchanges, and

WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to potential shareholders, and

WHEREAS, the Publisher is in the business of public relations, direct mail advertising and other related activities, and

WHEREAS, the Publisher is willing to help publicize the Company.

NOW THEREFORE, in conclusion of the mutual covenants herein contained, it is agreed:

1.   Engagement. The Company hereby engages the Publisher to:

     o Cause to be prepared an advertising/advertorial product (mailing package) that prominently features a report on the Company - distribute the same to no less than 400,000 US residents. Said distribution shall occur in an initial distribution of 250,000, with 3 ensuing 50,000 installments

     o Coordination with the Company in preparing for an internal distribution a copy of the mailing package to its "in-house" shareholder and contact lists accompanied by a shareholder communique from the Company addressing current corporate events and the upcoming national investor awareness initiative. Assistance with setup of ADP "Street Link" service if applicable.

2. Assistance. The Company acknowledges the Publisher will prepare and distribute an advertising/advertorial report on the Company. Publisher agrees to assist in additional advertising/advertorial report mailings, as requested, based upon additional production budgets. All advertising/advertorial disseminations sponsored by the Company will be fully disclosed as paid advertising (disclosing the amount and nature of compensation and associated costs of the program as provided for by applicable US Securities Acts and other Regulations.)

3. Preparation of Report. The Company will cooperate fully and timely with the Publisher to supply all materials reasonably requested by either to prepare the report. Because the Publisher will rely upon this information in preparation of the report and programs, the Company represents to the Publisher that all such information shall be true, accurate, and complete and not misleading, in any respect.

4. Company Review. No material about the Company shall be distributed by Publisher unless and until the Company has reviewed and approved the same. The Company will act diligently and promptly in reviewing materials submitted to it by the Publisher to enhance timely distribution of the materials and will inform the Publisher in writing, of any inaccuracies contained in the material prepared prior to the projected publication and/or delivery dates. The Company will acknowledge in writing that the material is correct, acceptable and approved for public dissemination. (as corrected, if applicable).

5. Program cost. In consideration of the services to be performed by the Publisher and various vendors and sub-contractors, the Company agrees to pay Publisher for all costs of creation and coordination of the programs outlined in section 1 and reasonable allowance for Publisher's overhead and creative direction incurred in connection with performance of this Agreement. Such costs to be paid by the Company will be no more than US$360,000.


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


                              PUBLICITY AGREEMENT


6. Funds Delivery Schedule. A non-refundable (US$75,000.00) initial deposit is required with the executed agreement. The desired distribution date of the first packages is 9/15/03. With respect to scheduling and funds required for execution, the second installment of funds (US$100,000.00) must be received prior to mail date. The third installment of funds ($85,000) would be due prior to mail date. The final postage amount (can be made directly to the US Postmaster if desired, US$100,000) would be due 24 hours prior to the mail date.

7. Publisher Disclaimer. PUBLISHER MAKES NO REPRESENTATION THAT: (A) ITS PUBLICATION AND DISTRIBUTION OF THE PROGRAMS WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL BECOME A SHAREHOLDER IN THE COMPANY AS A RESULT OF THE DISTRIBUTION OR (D) ANY PERSON WILL LEND MONEY TO OR INVEST IN THE COMPANY.

8. Limitation of Publisher Liability. If Publisher fails to perform its services hereunder, its entire liability to the Company shall not exceed the lesser of: (a) the amount of cash payment Publisher has received from the Company excluding any non-refundable deposits and or (b) the actual and direct damage to the Company as a result of such non-performance. IN NO EVENT WILL
PUBLISHER OR PARTNER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ADVERTISING AND PUBLICITY ACTIVITIES UNDERTAKEN.

9. Ownership of Materials. All right, title and interest in and to materials to be produced by Publisher in connection with the services to be rendered under this Agreement shall be and remain the sole and exclusive property of it.

10. Confidentiality. Until such time as the same may become publicly known, Publisher agrees that any information provided to it by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon the written request to it. Notwithstanding the foregoing, Publisher shall be liable for any revelation of confidential information that arises from sources other than directly from the beneficial owners of Publisher, being recognized and understood that in the course of performance of this Agreement, many persons will have to receive access to such materials.

11. Notices. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail, or by national overnight courier. If Company is a non-resident of the United States; the equivalent services of the postal system of the Company's residence may be used. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.




    Notices shall be addressed to Publisher at:

             Capital Financial Media, Inc.
             Attn: Brian Sodi
             120A NE 5th Ave.
             Delray Beach, FL  33483
             (561) 272-0460






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

                              PUBLICITY AGREEMENT


             and to the Company at:

             INyX, Inc.
             Attn: Dr. Jack Kachkar
             801 Brickell Ave, 9th Floor
             Miami, FL
             33131

Such addresses and notices may be changed at any time by either party by utilizing the foregoing notice procedures. Any notices to be given hereunder will be effective if executed by and sent to the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notices counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. Compliance with Law. Publisher shall have no obligation to send any mailings to residents of States of the United States of America in which the common stock of the Company cannot be secondarily traded on a solicited basis. The Company and Publisher will agree upon the States to which the mailings will be directed.

13.  Miscellaneous.

          (A) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper.
          (B) Venue. Any litigation under this Agreement shall have as its sole and exclusive venue the appropriate state or federal courts sitting in the State of Florida.
          (C) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.
          (D) Separability. If any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, such shall not affect any other provision hereof, and this Agreement shall be construed as is such provision had never been contained herein.
          (E) Regulatory Acceptance. If the stock of the Company is listed on a foreign exchange(s), this Agreement shall be subject to its acceptance by such exchange(s) to the extent required by the rules of such exchange(s).
          (F) Presumption Against Draftsman. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.
          (G) The duties and obligation of the Company shall inure to the benefit of the Publisher.





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



                              PUBLICITY AGREEMENT



EXECUTED as a sealed instrument as of the day and year first above written.


Capital Financial Media, Inc.                        INyX, Inc.




By: /s/ Brian (ILLEGIBLE)             By: /s/  Jack Kachkar
    ---------------------                 ---------------------
    Duly Authorized                       Duly Authorized





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


                              PUBLICITY AGREEMENT


                                    EXHIBIT A
                            Equity Compensation Terms



The equity compensation package to consist of 4 components:
    -------------------

     1) Issuance to Publisher of a warrant to purchase 25,000 shares of Common Stock at a strike/exercise price of $1.10 for a period of 3 years.

     2) Issuance to Publisher of a warrant to purchase 25,000 shares of Common Stock at a strike/exercise price of $1.60 for a period of 3 years.

     3) Issuance to Publisher of a warrant to purchase 25,000 shares of Common Stock, at a strike/exercise price of $2.10 for a period of 3 years.

     4) Issuance to Publisher of a warrant to purchase 25,000 shares of Common Stock at a strike/exercise price of $2.60 for a period of 3 years.


Publisher may exercise the option in whole or in part and may pay the exercise price (a) in cash or (b) by cashless exercise, as follows:


                    X = Y (A-B)/A
         Where:
                    X = the number of warrant shares to be issued to the warrant holder.

                    Y = the number of warrant shares with respect to which this warrant is being exercised.

                    A = the average of the closing prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

                    B = the Exercise Price.
                    ------------------------------------------------------------





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


                              PUBLICITY AGREEMENT


                                    EXHIBIT B
                           Funds Delivery Instructions


Funds delivery Instructions:
--------------

By Wire:
Mellon Bank
3 Mellon Plaza
Pittsburg, PA 15259
ABA# 0430-0026-1
Swift #MELN US 3P
Credit: Merrill Lynch
A/C#: 101-1730
Customer Name: Capital Financial Media
Customer Acct #: 731-07C38

By Check:
Capital Financial Media, Inc.
Attn: Brian Sodi
120A - NE 5th Ave.
Delray Beach, FL  33483 (561) 272-0460










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